UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 26, 2012 (June 25, 2012)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On June 25, 2012, Coronus Energy Corp. (“Coronus”), our wholly-owned subsidiary, entered into two System Impact Study Agreements (the “SIS Agreements for Joshua Tree East 4 and 5”) with Southern California Edison (“SCE”). The SIS Agreements for Joshua Tree East 4 and 5 relate to Coronus’ application for interconnection service and the CREST tariff for two 1.5 MW solar photovoltaic power systems (the “Joshua Tree East 4 and 5 Projects”) on the 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, Coronus acquired on June 30, 2011.

The SIS Agreements for Joshua Tree East 4 and 5 set forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Joshua Tree East 4 and 5 Projects and the adequacy of SCE’s electrical system to accommodate the Joshua Tree East 4 and 5 Projects. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Joshua Tree East 4 and 5 Projects. The estimated cost of the SIS Agreement for the Joshua Tree East 4 and 5 Projects is $10,000 per SIS Agreement. SCE anticipates completing the studies within 120 business days. On entering into the SIS Agreements for Joshua Tree East 4 and 5, Coronus paid SCE $20,000 in deposits.

In addition to the above, on June 25, 2012, Coronus entered into an additional System Impact Study Agreement (the “SIS Agreement for Yucca Valley East 3”) with SCE. The SIS Agreement for Yucca Valley East 3 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system (the “Yucca Valley East 3 Project”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, Coronus agrees to acquire pursuant to the Yucca Valley East Agreement, as reported in our Form 8-K’s filed with the SEC on October 14 and December 9, 2011, and January 18, February 8, March 5, and April 13, 2012.

The SIS Agreement for Yucca Valley East 3 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Yucca Valley East 3 Project and the adequacy of SCE’s electrical system to accommodate the Yucca Valley East 3 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Yucca Valley East 3 Project. The estimated cost of the SIS Agreement for Yucca Valley East 3 is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for Yucca Valley East 3, Coronus paid SCE a $10,000 deposit.

ITEM 7.01       REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the SIS Agreements, as disclosed above under Item 1.01.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of June, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors